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                                                                    EXHIBIT 23.2

                    INDEPENDENT AUDITORS' REPORT ON SCHEDULE

The Board of Directors
Primary Access Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-4 (the "Registration Statement") of 3Com Corporation, a Delaware corporation ("3Com"), of our report dated November 5, 1993, relating to the statements of operations, stockholders' equity and cash flows of Primary Access Corporation for the fifty-three weeks ended October 3, 1993 and of our report on financial statement schedule dated August 22, 1996, which reports appear in the Annual Report on Form 10-K of 3Com Corporation, a California corporation, for the year ended May 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-4 of 3Com as declared effective by the Securities Exchange Commission on May 8, 1997 (File No. 333-23465), which is incorporated by reference in this Registration Statement.

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
                                                                   /s/ KPMG PEAT MARWICK LLP
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San Diego, California
October 24, 1997